EXHIBIT 10.2

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is dated as of the 5th day of December, 2014

BETWEEN:

INTERNATIONAL GOLD CORP., a Nevada corporation with an address at 666 Burrard Street, Suite 600, Vancouver, British Columbia V6E 4M3

(the “Corporation”)

AND:

WOODBURN HOLDINGS LTD., a British Columbia company with an address at 666 Burrard Street, Suite 600, Vancouver, British Columbia V6E 4M3

(“Woodburn”)

AND:

ROBERT M. BAKER, an individual with an address at 885 Pyrford Road, West Vancouver, British Columbia V7S 2A2

(“Baker”, and together with the Corporation and Woodburn, the “Parties”)

WHEREAS:

A.	The Corporation and Woodburn, a company of which Baker is the sole shareholder, are parties to a consulting agreement dated January 1, 2012 (the “Consulting Agreement”);

B.
On October 4, 2014, the Corporation and Lode Star Gold, Inc. (“LSG”) entered into a mineral option agreement pursuant to which LSG agreed to grant the Corporation the sole and exclusive option to acquire up to an 80% interest in LSG’s Goldfield Bonanza Property (the “Option Agreement”);

C.
Pursuant to the Option Agreement and in order for the Corporation to exercise the First Option (as defined in the Option Agreement), the Corporation and LSG have entered into a subscription agreement dated as of the date hereof (the “Subscription Agreement”), the closing of which is conditional upon the immediate termination of the Consulting Agreement and the settlement of any and all Claims (as defined below) between the Corporation, Woodburn and Baker; and

D.
In accordance with the terms of the Subscription Agreement, the Corporation, Woodburn and Baker desire to enter into this Agreement to fully, finally and irrevocably resolve all Claims between them of whatever kind or nature.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Notwithstanding s. 2.7 thereof, the Consulting Agreement is hereby terminated, effective immediately.

2.
In full, final and irrevocable settlement of all Claims between Woodburn and Baker, on the one hand, and the Corporation on the other hand, Baker hereby accepts the following consideration from the Corporation:

(a)	a $10,000 cash payment on or before 30 days from the exercise by the Corporation of the First Option under the Option Agreement; and

(b)	a cash payment of a minimum of $2,400 per month until such time as Baker has received an aggregate of $34,000 in cash consideration from the Corporation pursuant to this Agreement.

Woodburn and Baker hereby expressly acknowledge and agree that, as of the date of this Agreement, Baker has received a total of $13,750 in cash from the Corporation, which amount the Corporation shall be entitled to deduct from the aggregate consideration payable to Baker hereunder.

3.
Woodburn and Baker hereby expressly acknowledge and agree that, notwithstanding s. 3.2 of the Consulting Agreement, Baker shall be responsible for paying any and all outstanding parking fees and taxes incurred by Woodburn or Baker at the Metropolitan Hotel, Vancouver from the date of the Consulting Agreement to the date of this Agreement, and shall not be entitled to any reimbursement by the Corporation in respect thereof.  For clarity, Baker hereby accepts and assumes sole responsibility for paying such fees and taxes and covenants with the Corporation to do so on or before December 31, 2014 and to provide evidence thereof satisfactory to the Corporation promptly upon request.

4.
Woodburn and Baker hereby expressly acknowledge and agree that, upon the execution of this Agreement, neither Woodburn nor Baker will be entitled to receive any compensation from the Corporation or be reimbursed by the Corporation for any expenses incurred by Woodburn pursuant to the Consulting Agreement.

5.
Subject to the performance by the Corporation of all of its obligations contained in this Agreement, Woodburn, Baker and each of their respective affiliated companies, proprietorships, servants, agents, heirs, administrators, executors, successors and assigns (the “Releasing Parties”) hereby release, acquit and forever discharge the Corporation and its subsidiaries, predecessors, successors, parent companies, affiliated companies, servants, agents, officers, directors, successors and assigns (the “Released Parties”) of and from any and all actions, causes of action, claims, demands, debts, obligations, compensation and damages of whatever nature or kind and however arising, whether known or unknown (the “Claims”), which the Releasing Parties, or any of them, now has or at any time hereafter can, shall or may have to the present date for or by reason of or arising out of any cause, act, deed, contract, matter, thing or omission whatsoever and without limiting the generality of the foregoing, any other matter arising between them.

6.
For the consideration expressed herein, the Releasing Parties agree not to solicit, encourage, fund or assist any third party to make and claim or take any action or proceedings against the Released Parties related to the matters herein.

7.
The Releasing Parties agree not to make any claim or take or continue any proceedings against any other person or corporation who might claim contribution or indemnity from any Released Party, either in the Province of British Columbia or elsewhere.  If any such claim or proceeding against any such person or corporation has already been commenced, or is commenced at a subsequent date contrary to the provisions of this Agreement, and if such claim or proceeding results in a claim or proceeding against a Released Party, then the party commencing the proceeding will indemnify and save harmless the Released Party from all resulting liabilities, claims, losses, expenses, damages and costs (including solicitor’s fees and disbursements) of every nature and kind whatsoever and shall further consent to a dismissal of same.

8.
Each Party agrees to perform and instruct its agents to perform such further acts, to execute such further documents and to do such further and other things as may appropriate, necessary or desirable to carry out the full intent and meaning of this Agreement.

9.
This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, and the contents of this Agreement constitute a binding contract and nothing herein contained is a mere recital.

10.	The Parties acknowledge and agree that they have received independent legal advice concerning the terms and effect of this Agreement and fully understand its terms and effect.

11.
This Agreement is binding upon and shall inure to the benefit of the Parties and their respective predecessors in interest, officers, directors, employees, administrators, servants, successors, heirs and assigns.

12.	In the event that any provision of this Agreement is held to be void, voidable or unenforceable, the remaining provisions hereof shall remain in full force and effect.

13.
Each person executing this Agreement on behalf of each Party warrants that he is authorized to execute this Agreement on behalf of each respective Party and that the execution of this Agreement is the lawful act of each of those entities and therefore binds each of those entities.

14.	This Agreement may only be amended, assigned or transferred with the express written consent of each of the Parties.

15.	All references to currency in this Agreement are to Canadian dollars.

16.
This Agreement may be executed in counterparts and delivered by electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

18.	Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the Parties have duly executed this Agreement on the day and year first written above.

INTERNATIONAL GOLD CORP.

Per: /s/ Mark Walmesley
Authorized Signatory

WOODBURN HOLDINGS LTD.

Per: /s/ Robert M. Baker
Authorized Signatory

/s/ Robert M. Baker
ROBERT M. BAKER